UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

May 28, 2013

INNOVUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52991	87-0324697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 Executive Square, Suite 200, La Jolla CA 92037

(Address of principal executive offices) (Zip code)

858-964-5123

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 28, 2013, we appointed Morgan Brown as Executive Vice President and Chief Financial Officer with responsibility for finance, accounting, human resources, information technology and investor relations. Mr. Brown will be our principal financial and accounting officer, and Bassam Damaj, Ph.D., will no longer serve in that role. Dr. Damaj continues as our President and Chief Executive Officer with no change to the terms of his employment.

Mr. Brown served as Executive Vice President and Chief Financial Officer at World Heart Corporation, a NASDAQ-listed public medical device company, from August 2009 to August 2012, when World Heart Corporation was acquired by Heartware International, Inc. From August 2012 until his appointment with us, Mr. Brown consulted for Heartware International, Inc. From August 2008 to August 2009, Mr. Brown served as Chief Financial Officer and Senior Vice President at CRI Lifetree, a clinical research company. From 2000 to 2008, Mr. Brown held various financial and accounting positions, the last of which was Vice President Finance and Treasurer at NPS Pharmaceuticals, Inc., a drug discovery and development company targeting drugs for skeletal, endocrinological, gastrointestinal, and central nervous system.

In connection with the appointment of Mr. Brown as Executive Vice President and Chief Financial Officer, we entered into an offer letter with Mr. Brown on May 28, 2013. Under the terms of the employment agreement, Mr. Brown will earn a base salary of $150,000. Mr. Brown will also be entitled to earn an annual cash bonus based on individual and company performance objectives approved by the Board, with an annual target cash bonus of 25% of base salary. Mr. Morgan also received a grant of restricted stock units covering 750,000 shares of common stock. 250,000 of such shares will vest six months after grant, and the remaining 500,000 shares will vest in equal quarterly installments over the following two years, subject to continuing service. The offer letter also provides for certain travel and relocation benefits. We have also agreed to enter into a change of control and severance agreement with Mr. Brown that will provide benefits if his employment is terminated with or following a change of control or involuntary other than for cause. Following his relocation to San Diego, the benefits are nine months of base salary, a bonus payout at his target bonus percentage multiplied by nine months of base salary, continuation of health and dental insurance for nine months and acceleration of vesting of outstanding equity awards upon certain conditions. Prior to his relocation to San Diego, the benefits are one month of severance pay for every two continuous months of service (up to a maximum of three months), a bonus payout at his target bonus percentage multiplied by five months of base salary and continuation of health and dental insurance for five months.

Item 7.01 Regulation FD Disclosure

On May 30, 2013, we issued a press release announcing the appointment of Mr. Brown as Executive Vice President and Chief Financial Officer.

A copy of the press release is attached as Exhibit 99.1 and incorporated by reference into this Current Report on Form 8-K. The information under this Item 7.01 and in Exhibit 99.1 to this report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information under Item 7.01 and in Exhibit 99.1 to this report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued May 30, 2013

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 3, 2013

Innovus Pharmaceuticals, Inc.
By	/s/ Bassam Damaj
President and Chief Executive Officer